EXHIBIT 99.1

June 15, 2005

Washington Group International Improves Credit Facility Terms

Boise, Idaho – Washington Group International, Inc. (NASDAQ: WGII) announced today that it has improved the terms of its revolving credit facility for the third time in less than two years.  The improved terms include a significant reduction in cost, an extension of the facility to June 2010, and an increased number of banks participating. The sole lead arranger of the credit facility was Credit Suisse First Boston, with LaSalle Bank NA and BNP Paribas serving as co-syndication agents. The facility was syndicated to 12 banks.

“The five-year credit facility provides us $350 million of available credit capacity at a reduced cost, speaking volumes about the financial strength of Washington Group International. Our strong cash position, our debt-free balance sheet, and the improved credit facility provide us ample resources and flexibility to help us execute our business strategies for profitable growth,” said George H. Juetten, executive vice president and chief financial officer of Washington Group International.  “With the amended credit facility, we expect annual interest expense to be $8 to $9 million, compared to $12 to $13 million prior to the amendment.”

The amendment to the credit facility triggers a write off of a portion of debt-issue costs that will result in a 2005 second-quarter after-tax charge to earnings of approximately $2 million.

Washington Group International, Inc. (www.wgint.com) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide. With approximately 25,000 employees at work in more than 30 countries, the company provides professional, scientific, management, and development services in more than two dozen major markets, including power generation, transmission and distribution, and clean air solutions; environmental remediation; heavy civil construction; mining; nuclear services; defense, homeland security, and global threat reduction; industrial, chemical, and pharmaceutical processing; manufacturing; facilities operations and management; transportation; and water resources.

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof.  Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties.  Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies.  Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments.  Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives.  For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see “Note Regarding Forward-Looking Information” and “Item 1. Business - Risk Factors” in Washington Group’s annual report on Form 10-K for fiscal year 2004.

Investor Contact	Media Contact
Earl Ward	Laurie Spiegelberg
Washington Group International, Inc.	Washington Group International, Inc.
208-386-5698	208-386-5026
earl.ward@wgint.com	laurie.spiegelberg@wgint.com